EXHIBIT 99.1

PERFORMANCE SPORTS GROUP ANNOUNCES
RESIGNATION OF LARRY LUCCHINO FROM BOARD OF DIRECTORS

EXETER, NH – July 8, 2016 – Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) (“Performance Sports Group” or the “Company”), a leading developer and manufacturer of high performance sports equipment and apparel, today announced that Larry Lucchino has resigned from the Board of Directors of Performance Sports Group, effective immediately, to focus his efforts on other commitments.

“I want to personally thank Larry for his contributions to the Board of Directors and to Performance Sports Group,” said Bernard McDonell, Chairman of the Board, Performance Sports Group. “Larry’s deep knowledge of the global baseball industry was a valuable asset to the Company and he played a key role in the official launch of our EASTON brand in the competitive Japanese market.”

In April, Lucchino was named Chairman of the Jimmy Fund, which supports adult and pediatric cancer care and research at Boston’s Dana-Farber Cancer Institute. In addition, Lucchino is also Chairman and a member of the ownership group of the Pawtucket Red Sox, the AAA minor league affiliate of the Boston Red Sox. Lucchino, who served as President and CEO of the Boston Red Sox from 2002-2015, was named President/CEO Emeritus of the Boston Red Sox after the 2015 season.

“I am thankful to Performance Sports Group for the opportunity to serve on the Board.  However, it is important that I now concentrate my efforts on serving the Jimmy Fund and the Pawtucket Red Sox,” Lucchino said. “Although it was a difficult decision to leave the Board, I have confidence that the Board and management team will drive future success for Performance Sports Group.”

About Performance Sports Group Ltd.
Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) is a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel. The Company is the global leader in hockey with the strongest and most recognized brand, and is a leader in North America in baseball and softball. Its products are marketed under the BAUER, MISSION, MAVERIK, CASCADE, INARIA, COMBAT and EASTON brand names and are distributed by sales representatives and independent distributors throughout the world. In addition, the Company distributes its hockey products through its Burlington, Massachusetts and Bloomington, Minnesota Own The Moment Hockey Experience retail stores. Performance Sports Group is a member of the Russell 2000 and 3000 Indexes. For more information on the Company, please visit www.PerformanceSportsGroup.com.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to, among other things, the success of Performance Sports Group in the future. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.
Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation, may prove to be incorrect, and are subject to important risks and uncertainties. Many factors could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.performancesportsgroup.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:
Steve Jones
Sr. Director, Corporate Communications
Tel 1-603-430-2111
media@performancesportsgroup.com

Investor Relations:
Liolios Group Inc.
Cody Slach
Tel 1-949-574-3860
PSG@liolios.com